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                                                                    EXHIBIT 99.3

                              AGRILINK FOODS, INC.

        OFFER TO EXCHANGE ITS 11-7/8% SENIOR SUBORDINATED NOTES DUE 2008
  FOR ANY AND ALL OF ITS OUTSTANDING 11-7/8% SENIOR SUBORDINATED NOTES DUE 2008

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     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
                    YORK CITY TIME, ON [ ], UNLESS EXTENDED.
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                                                                [        ], 1999

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

        Agrilink Foods, Inc., a New York corporation (the "Company"), is
offering upon the terms and conditions set forth in the Prospectus, dated [   ],
1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 11-7/8% Senior Subordinated Notes due 2008 (the "Exchange Notes") for an equal principal amount of its outstanding 11-7/8% Senior Subordinated Notes due 2008 (the "Initial Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of November 18, 1998, by and among the Company and the other signatories thereto.

        We are requesting that you contact your clients for whom you hold Initial Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Initial Notes registered in your name or in the name of your nominee, or who hold Initial Notes registered in their own names, we are enclosing the following documents:

        1. The Prospectus;

        2. The Letter of Transmittal (including Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9) for your use and for the information of your clients;

        3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Initial Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the time the Exchange Offer expires, or if the procedure for book-entry transfer cannot be completed on a timely basis;

        4. A form of letter which may be sent to your clients for whose accounts you hold Initial Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

        5. A return envelope addressed to IBJ Schroder Bank & Trust Company, the Exchange Agent.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON [         ], 1999, UNLESS EXTENDED. INITIAL NOTES
TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXCHANGE OFFER EXPIRES.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates


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representing the Initial Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        If holders of Initial Notes wish to tender, but it is impracticable for them to forward their certificates for Initial Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

        The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Initial Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any stock transfer taxes payable on the transfer of Initial Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

        Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the Prospectus, Letter of Transmittal and other enclosed materials may be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

                                            Very truly yours,

                                            AGRILINK FOODS, INC.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT, OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.
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